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                                                                    Exhibit 99.3








                                  [IR LOGO]

                              HUSSMANN ACQUISITION





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================================================================================

                           FORWARD LOOKING STATEMENTS
                               THAT INVOLVE RISKS.


                   PLEASE REFER TO FIRST QUARTER 2000 FORM 10Q
                 FOR DETAILS ON FACTORS THAT INFLUENCE RESULTS.


================================= SAFE HARBOR ==================================

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                                                                       [IR LOGO]

TRANSACTION HIGHLIGHTS
==================================================

o     Creates one-stop resource in the $25 billion global "cold chain"

o     Immediately accretive to earnings in 2000

o     Realize significant synergies in entire IR Climate Control sector

o     Achieve ROIC of 15% by 2004


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                                                                       [IR LOGO]


FOUR GLOBAL GROWTH SECTORS
===========================================

FOCUSED ON MARKETS SERVED...

     o    Climate Control

          o    Industrial Productivity

               o    Infrastructure Development

                    o    Security and Safety


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                                                                       [IR LOGO]

CLIMATE CONTROL
===========================================



                               [GRAPHIC OMITTED]


                 [Included computerized graphic of the climate
                         control transportation process.]


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                                                                       [IR LOGO]

$25 BILLION "COLD CHAIN"
=========================================

                                                                 --------------
                                                                    End-Use
                                                                    Retail
                                                       Transport     $4.8B
                                                                 --------------
--------            ----------             -----------
  Food                 Food                   Large              --------------
Harvest             Processing             Warehousing              End-Use
 $2.0B                $2.0B                  $2.0B               Food Service
          Transport              Transport             Transport    $4.4B
--------            ----------             -----------           --------------


                                                       Transport --------------
                                                                   Vending &
                                                                 Logistics Mgmt
                                                                    $4.8B
                                                                 --------------
                                                             DISPLAY CASE $14.0B
TOTAL TRANSPORT = $5.0B

                       -----------------------------------
                       DISPLAY CASE IS LARGEST OPPORTUNITY
                       -----------------------------------

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                                                                       [IR LOGO]

A REDEFINED BUSINESS MODEL
=======================================




                               [GRAPHIC OMITTED]


           [Included bar chart showing growth in market opportunity
                        from $5 billion to $25 billion.]


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                                                                       [IR LOGO]

DISPLAY CASE: STRATEGIC FIT WITH CURRENT BUSINESS
=================================================



                                   HUSSMANN

                                                                   -------------
-------------                    ------------                         Display
   Harvest                       Refrigerated                          Case
Refrigeration     Transport      Whse Distrib        Transport     Refrigeration
-------------                    ------------                      -------------



                                --------------
                                Cusotmer Value
                                --------------


                       OPPORTUNITY FOR "ONE-STOP" SHOPPING

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                                                                       [IR LOGO]

================================
HUSSMANN INTERNATIONAL, INC.
=======================================================



                               [GRAPHIC OMITTED]

        [Included photgraphs of merchandising and refrigeration systems.]


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                                                                       [IR LOGO]

HUSSMANN MARKET SERVED
==========================================

o     Supermarkets

o     Convenience stores

o     Warehouses



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                                                                       [IR LOGO]

NORTH AMERICAN GROWTH: INDUSTRY TRENDS
============================================

o     New store openings

o     Remodeling and facility upgrades


o     Increased consumer demand for fresh, prepared and ready-to-eat foods

o     Internet home deliveries


o     Equipment upgrades required for federal and state regulations


                              ---------------------
                              DEMAND GROWTH OF 5-9%
                              ---------------------


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                                                                       [IR LOGO]

CRITICAL SUCCESS FACTORS TO MEET CUSTOMER NEEDS
===================================================



o   Low life-cycle costs

o   Reliability

o   Product features                                [GRAPHIC OMITTED]

o   Merchandising capability               [Included photograph of merchandising
                                              unit with remote control unit.]
o   Flexibility to service unique
    customer needs


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                                                                       [IR LOGO]

SUPERMARKET DISPLAYS
==========================================




                               [GRAPHIC OMITTED]


                   [Included photographs of display cases.]



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                                                                       [IR LOGO]

COMMERCIAL REFRIGERATION SYSTEMS
============================================

o     Products/markets

      --    Compressors and systems for food display cases

      --    Large food processing and chilling plants

      --    Cold storage warehouses


                               [GRAPHIC OMITTED]

              [Included photographs of refrigeration systems.]

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                                                                       [IR LOGO]

CONVENIENCE STORES
=======================================



                               [GRAPHIC OMITTED]

                   [Included photographs of display cases.]

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                                                                       [IR LOGO]

SALES BY PRODUCT 1999
===========================================



                               [GRAPHIC OMITTED]

               [Included pie graph of sales by product in 1999.]

Display Case                         48%
Service/Distributor                  24%
Refrigeration Systems                15%
Walk-in/Refrigerated Warehouse       13%

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                                                                       [IR LOGO]


SALES BY REGION 1999
===========================================


                                [GRAPHIC OMITTED]

                  [Included pie graph of 1999 sales by region.]

U.S. & Canada                             71%
Europe                                    16%
Mexico, Latin America, & Asia Pacific     13%


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                               [GRAPHIC OMITTED]


        [Included a map showing the location of Hussmann's facilities.]


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                                                                       [IR LOGO]

HUSSMANN SALES AND OPERATING INCOME
==========================================


                                [GRAPHIC OMITTED]


                [Included two bar graphs showing Hussmann's sales for 1997 to 1999 (9.5% CAGR) and operating profits for 1997 to 1999 (17.9% CAGR).]


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                                                                       [IR LOGO]


STRATEGIC BENEFITS OF THE DEAL
===========================================

o     "Cold chain" expansion consistent with strategic plan

o Places IR in leadership position in "cold chain" in North America... Platform for growth internationally

o Hussmann service network key to leverage the complete value chain in stationary refrigeration

o     Opportunity for "one-stop" shopping


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                                                                       [IR LOGO]

HUSSMANN TRANSACTION SUMMARY
============================================


     ---------------------------------
     Per share price          $  29.00
     ---------------------------------

     o  Equity value          $  1,555

     o  Plus net debt         $    277
                              --------

        TOTAL COST            $  1,832


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                                                                       [IR LOGO]


SYNERGIES FROM TOTAL CLIMATE CONTROL SECTOR
===========================================

$ MILLIONS

CUMULATIVE OPERATING INCOME IMPACT
----------------------------------

                                      2000             2001
                                    -------          -------
o  Purchasing/procurement           $   9.0          $  25.0
o  Manufacturing rationalization         --             27.0
o  SG&A costs                           4.0             15.0
                                    -------          -------

        TOTAL PRE-TAX               $  13.0          $  67.0


                   -----------------------------------------
                   TOTAL SAVINGS EXCEED $100 MILLION BY 2003
                   -----------------------------------------

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                                                                       [IR LOGO]

HUSSMANN PROFORMA IMPACT
=====================================
IR EPS 2000-2001 EPS
                                     2000            2001
                                   -------         --------

o Sales                            $ 711.0         $1,477.0
o Net Income                          50.0             91.3
  o Savings (A/T)                      8.3             43.4
  o Depr. & Amort.                   (19.9)           (39.7)
  o Interest Exp. (A/T)              (35.1)           (70.2)
                                   -------         --------
o Net Income                       $   3.3         $   24.8
                                   =======         ========

                   ----------------------------------------
                   EPS             $   .02            $ .15
                   ----------------------------------------


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                                                                       [IR LOGO]

BALANCE SHEET
======================================

                                                    Proforma
                               31 March             with Hussmann
                               --------             -------------

      TOTAL                       45%                   56%

      WITHOUT
      D-R & IDP                   37%                   48%




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                                                                       [IR LOGO]

2000 Earnings Per Share Estimates

     o From operations                     $3.82 - 3.85
     o Bolt-on acquisitions                  .03 -  .05
     o Productivity initiatives              .08 -  .12
     o Accelerated stock buyback             .03 -  .05
                                           ------------
                                           $3.96 - 4.07
     o Hussmann acquisition                  .02 -  .05
                                           ------------
                                           $3.98 - 4.12

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                                                                       [IR LOGO]

HUSSMANN MEETS ACQUISITION CRITERIA
===========================================


CRITERIA                                          HUSSMANN
-------------------------------------------       ------------------------------
o  Accretive to earnings in first full year       2-5 cents accretive 2000
                                                  15-20 cents in 2001

o  Cost of capital in year 3                      11% in 2002
                                                  13% in 2003

o  15% ROIC by year 5                             15% in 2004


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                                                                       [IR LOGO]

HUSSMANN FITS LONG TERM GOALS
===========================================

GOALS                            HUSSMANN
-----------------------------    -----------------------------------------------

o  Revenue growth 4-6%           --  Growth rate of 6-8%

o  Operating margin 15%          --  Currently 10%: Achieve 15% by 2004

o  Earnings growth 15%           --  Accretive in 2000: Adds 15-20 cents in 2001

o  W/cap to revenue below 10%    --  Currently 21%: Lower to corporate average
                                     of 9% by 2004

o  Free cash flow                --  Adds $40 million to FCF in 2001
   -  $500 million per year

o  ROIC 15%                      --  Will achieve in 2004


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                                                                       [IR LOGO]

Ingersoll-Rand's 2001 Sales
===================================


                                [GRAPHIC OMITTED]


        [Included two pie graphs showing Ingersoll-Rand's 2001 sales both excluding ($8.6 billion) and including ($10.1 billion) Hussmann.]



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                               [GRAPHIC OMITTED]


  [Included computerized graphic of climate control transportation process.]




                                CLIMATE CONTROL


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                                  [IR LOGO]